Exhibit 10.7

TECH TARGET, INC.
EXECUTIVE INCENTIVE BONUS PLAN

1.                                       Purpose

This Executive Incentive Bonus Plan (the “Incentive Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of TechTarget, Inc. (the “Company”) toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Incentive Plan is for the benefit of Covered Executives (as defined below).

2.                                       Covered Executives

From time to time, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may select certain key executives (the “Covered Executives”) to be eligible to receive bonuses hereunder.

3.                                       Administration

The Compensation Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan. The specific goals and targets under of the Incentive Plan for each performance period shall be determined by the Compensation Committee and, once approved, filed with the minutes of the Committee.

4.                                       Bonus Determinations

(a)                                  A Covered Executive may receive a bonus payment under the Incentive Plan based upon the attainment of performance targets which are established by the Compensation Committee and relate to financial and operational metrics with respect to the Company or any of its subsidiaries (the “Performance Goals”), including the following: earnings per share, revenues, EBITDA, EBITDA adjusted for non-cash expenses such as stock-based compensation expense) or such other metrics as the Committee may determine.

(b)                                 Except as otherwise set forth in this Section 4(b):  (i) any bonuses paid to Covered Executives under the Incentive Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals, (ii) bonus formulas for Covered Executives shall be adopted in each performance period by the Compensation Committee and communicated to each Covered Executive at the beginning of each bonus period and (iii) no bonuses shall be paid to Covered Executives unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Company may adjust bonuses payable under the Incentive Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Covered Executives under the

Incentive Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.

(c)                                  Each Covered Executive shall have a targeted bonus opportunity for each performance period. The maximum bonus payable to a Covered Executive under the Plan shall be established by the Committee for the applicable performance period.

(d)                                 The payment of a bonus to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive’s employment by the Company on the last day of the performance period; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Executive’s termination of employment, retirement, death or disability and as required under the terms of any applicable agreement with a Covered Executive.

5.                                       Timing of Payment

The Performance Goals will be measured at the end of each fiscal year after the Company’s financial reports have been published. If the Performance Goals are met, payments will be made within 60 days thereafter, but not later than March 15.

6.                                       Amendment and Termination

The Company reserves the right to amend or terminate the Incentive Plan at any time in its sole discretion.